EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Offering Statement on Form 1-A-A2 of our report dated January 19, 2022, relating to the financial statements of The Graystone Company, Inc. as of November 30, 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

March 25, 2022